UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022 (November 15, 2022)

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 100	Boca Raton
Florida	33487	+1	(887)	585-1088
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2022, Standard Bank of South Africa Limited (the “Bank”) and MiX Telematics Limited (the “Company”) concluded the second amendment (the “Second Amendment”) to the facility letter, dated February 21, 2018 (the “Facility Letter”), as amended on January 24, 2020 (the “First Amendment”).

The Second Amendment entitles the Company to utilize a maximum amount of R70 000 000.00 (seventy million Rand) of the Maximum Aggregate Limit of the Working Capital Facility in the form of a customer foreign currency account overdraft facility (the “CFC Overdraft Facility”). All other facilities under the Facility Letter were replaced by the CFC Overdraft Facility. The CFC Overdraft Facility has no fixed renewal date and is repayable on demand. The CFC Overdraft Facility bears interest at the
Bank’s Prime rate less 1.2% per annum.

On November 19, 2022, in connection with the Second Amendment, the Bank issued a security release letter (the “Security Release Letter”) which terminated the suretyship and cession of claims agreement, dated on or about March 7, 2013 (the “Original Suretyship Agreement”), which secured the Company’s indebtedness to the Bank and provided for the cession of certain claims to the Bank. The Security Release Letter provides that the Original Suretyship Agreement, signed by the Company and its subsidiaries, MiX Telematics Africa and MiX Telematics International Proprietary Limited (“MiX Telematics International”), is to be replaced by a new suretyship agreement (in a form and substance acceptable to the Bank), to be signed by the Company and MiX Telematics International (collectively, the “MiX Telematics Parties”). The Security Release Letter also provides that the Bank’s claims to any security furnished by the MiX Telematics Parties under the Original Suretyship Agreement would be released once the new suretyship agreement was entered into.

On November 15, 2022, in connection with the Security Release Letter, the Bank and the MiX Telematics Parties concluded the new suretyship agreement (the “Replacement Suretyship Agreement”) which, among other things, binds the MiX Telematics Parties as sureties and co-principal debtors for the payment, when due, of all the present and future debts of any kind of the MiX Telematics Parties to the Bank.

The foregoing summaries of the Second Amendment, the Security Release Letter, and the Replacement Suretyship Agreement are qualified in their entirety by reference to the documents attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein. Capitalized terms not otherwise defined in this section shall have the meaning given to them in the Facility Letter, the First Amendment, the Second Amendment, the Security Release Letter and the Replacement Suretyship Agreement, as applicable.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Original Suretyship Agreement is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Second Amendment to the Facility Letter between the Company and the Bank, as lender.
10.2	Security Release Letter relating to the Facility Letter by and between the Company, MiX Telematics Africa, MiX Telematics International, and the Bank.
10.3	Suretyship Agreement relating to the Facility Letter by and among the MiX Telematics Parties and the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ Paul Dell
Name: Paul Dell
Title: Vice President and Chief Financial Officer

Date: November 21, 2022

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